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                                                                   EXHIBIT 10.16



                                  CONOCO INC.

                         DIRECTORS' CHARITABLE GIFT PLAN


1.    PURPOSE OF THE PLAN

      The purpose of the Directors' Charitable Gift Plan (the "Plan") is to acknowledge the service of members of the Board of Directors (the "Board") of Conoco Inc. (the "Company"); recognize the mutual interest of the Company and its Directors in support of eligible educational and charitable organizations; and enhance the Directors' total compensation package.

      Each eligible Director of the Company will recommend that the Company make a donation of up to $1,000,000 to the eligible tax-exempt organization(s) (the "Organization(s)") designated by the Director. The donation will be made in the Director's name in five equal annual installments, with the first installment to be made as soon as practicable after the death of the Director or former Director.

2.    ELIGIBILITY

      Each member of the Board of Directors who serves for a minimum of one year shall be eligible to participate in the Plan. Employee Directors may elect to participate in the Plan provided they bear their allocable cost of the Plan. The Plan will not be effective for a Director until he or she completes all required enrollment procedures for the Plan.

3.    DIRECTOR'S RECOMMENDATION

      Each eligible Director shall make a written recommendation to the Company, on a form approved by the Company for this purpose, designating the Organization(s) which he or she intends to be the recipient(s) of the Company's donation to be made in the Director's name. A Director may revise or revoke such recommendation prior to his or her death by signing a new recommendation form and submitting it to the Company.

4.    ORGANIZATIONS

      In order to be eligible to a receive a donation, an Organization must initially, and at the time a donation is to be made in whole or in part, qualify to receive tax-deductible donations under the Internal Revenue Code and be reviewed and approved by the Company. An Organization will be approved by the Company unless it determines, in the exercise of good faith judgment, that a donation to the Organization would be detrimental to the best interests of the Company. Private foundations are not eligible to receive donations under the Plan.

5.    AMOUNT AND TIMING OF DONATION

      Each Director may recommend one Organization to receive a Company donation of $1,000,000, or two or more Organizations to receive donations aggregating $1,000,000. Each Organization must be recommended to receive a donation of at least $100,000. The donation will be made by the Company in five equal annual installments, with the first installment to be made as soon as practicable after the death of the Director or former Director. If a Director recommends more than one Organization to receive a donation, each will receive a prorated portion of each annual


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      installment. Each annual installment payment will be divided among the
      Organizations in the same proportion as the total donation amount has been allocated among the Organizations by the Director.

6.    VESTING

      Each Director will be fully vested in the Plan upon completion of one year of service as a Director. For an employee Director, Board service during the time he or she is bearing the cost of participating in the Plan will count for vesting service.

      The Board has authority not to make a donation if it determines that a Former Director has willfully engaged in activity which is harmful to the Company's interest.

7.    FUNDING AND PLAN ASSETS

      The Company may fund the Plan, or it may choose not to fund the Plan. If the Company elects to fund the Plan in any manner, neither the Directors nor their recommended Organization(s) shall have any rights or interests in any assets of the Company identified for such purpose. Nothing contained in the Plan shall create, or be deemed to create, a trust, actual or constructive, for the benefit of a Director or any organization recommended by a Director to receive a donation, or shall give, or be deemed to give, any Director or recommended Organization any interest in any assets of the Plan or the Company. If the Company elects to fund the Plan through life insurance policies, a participating Director agrees to cooperate and fulfill the enrollment requirements necessary to obtain insurance on his or her life.

8.    AMENDMENT OR TERMINATION

      The Board of Directors may amend, suspend, or terminate this Plan at any time without the consent of the Directors or former Directors participating in the Plan.

9.    ADMINISTRATION

      Except as otherwise specifically provided, the Plan shall be administered by the Company. The Company's determination with respect to any questions arising as to interpretation of the Plan shall be final, conclusive, and binding on all interested parties.


Rev. August 1998
S-1 Version


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